UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2012

Gladstone Commercial Corporation

(Exact name of registrant as specified in its chapter)

Maryland	001-33097	02-0681276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Set forth below are certain preliminary estimates of the results of operations for the year ended December 31, 2011 of Gladstone Commercial Corporation (the “Company”). These estimates are subject to completion of the Company’s financial closing procedures. These estimates are not a comprehensive statement of the Company’s financial results for the year ended December 31, 2011, and the Company’s actual results may differ materially from these estimates as a result of the completion of the Company’s financial closing procedures, final adjustments and other developments arising between now and the time that the Company’s financial results for the year ended December 31, 2011 are finalized.

The preliminary financial data included herein have been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PwC does not express an opinion or any other form of assurance with respect thereto.

The following are preliminary estimates for the year ended December 31, 2011:

Total operating revenues for the year ended December 31, 2011 are estimated to be between $43.5 million and $44.5 million, compared to $41.9 million for the year ended December 31, 2010.

Total expenses net of credits for the year ended December 31, 2011 are estimated to be between $38.0 million and $39.0 million, compared to total expenses net of credits of $40.5 million for the year ended December 31, 2010. The estimated decrease in total expenses net of credits for the year ended December 31, 2011 when compared to the year ended December 31, 2010 was primarily due to a decrease in both the net incentive fee and in professional fees. The Company had a one-time gain of $3.3 million on the early repayment of a mortgage loan in 2010 that caused the net incentive fee to be approximately $2.0 million higher in 2010, coupled with the write-off of $1.6 million of professional fees in 2010 associated with the termination of the Company’s continuous private offering of unregistered senior common stock, partially offset by an increase in both depreciation and due diligence expense during 2011 from acquisitions during the year combined with an increase in the base management fee during 2011.

Net income for the year ended December 31, 2011 is estimated to be between $5.2 million and $6.2 million, compared to $4.9 million for the year ended December 31, 2010.

Funds from operations (“FFO”) for the year ended December 31, 2011 is estimated to be between $15.2 million and $16.2 million, compared to $14.1 million for the year ended December 31, 2010.

Additionally, the Company estimates that its total assets will be approximately $453.0 million at December 31, 2011, compared to $410.6 million as of December 31, 2010, primarily due to the acquisition of seven properties during 2011. The borrowings outstanding under the Company’s revolving line of credit decreased to $18.7 million at December 31, 2011 as compared to $27.0 million as of December 31, 2010, primarily due to proceeds from two common equity offerings and long-term financings that were closed during 2011, which were used to pay down the line of credit.

The Company intends to announce final, audited results of operations for the year ended December 31, 2011 during the last week of February 2012.

The following table reflects our comparative operating results and reconciles FFO with net income for the years ended December 31, 2011 and December 31, 2010.

(dollar amounts in thousands)	For the year ended December 31,
	2011[1] (unaudited)	2010
Net income	$5,700	$4,900

Less: Distributions attributable to preferred and senior common stock	(4,200)	(4,100)

Net income available to common stockholders	1,500	800

Add: Real estate depreciation and amortization	14,200	13,300
FFO available to common stockholders[2]	$15,700	$14,100

Weighted average shares outstanding - basic	10,200	8,600

Weighted average shares outstanding - diluted	10,300	8,600

[1]	These numbers are estimates from which the reported ranges derive.
[2]

The National Association of Real Estate Investment Trusts, or NAREIT, developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of our performance or to cash flow from operations as a measure of liquidity or ability to make distributions. We believe that FFO per share provides investors with an additional context for evaluating our financial performance and as a supplemental measure to compare us to other REITs; however, comparisons of the our FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to our Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011.

The information set forth in this Item 2.02 contains forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “estimate,” “expect,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s preliminary estimates of the results of operations for the year ended December 31, 2011 and financial condition as of December 31, 2011. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the completion of the Company’s financial closing procedures and the completion of the audit of the Company’s financial statements by the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information set forth in this Item 2.02 is deemed to be furnished and shall not be deemed to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
January 23, 2012		(Registrant)

	By:	/s/ Danielle Jones
(Danielle Jones, Chief Financial Officer)